UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2013

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 18, 2013, EnerNOC, Inc. (the “Company”) entered into an employment offer letter (the “Offer Letter”) to hire and retain Neil Moses as Chief Financial Officer of the Company. Pursuant to the terms of the Offer Letter, Mr. Moses’ employment with the Company began on April 22, 2013, and he will be employed on an at-will basis.

Mr. Moses, 54, has served as the Chief Global Strategy Officer of Dunkin’ Brands Group, Inc. a franchisor of quick service restaurants, from June 2012 until March 2013, and prior to that served as the Chief Financial Officer of Dunkin’ Brands Group, Inc. from November 2010 until June 2012. From 2003 to November 2010, Mr. Moses served as Chief Financial Officer and Executive Vice President of Parametric Technology Corporation, a software solutions company. Mr. Moses received his B.A. from Bowdoin College and his MBA from Tuck School of Business at Dartmouth.

Offer Letter

Pursuant to the terms of the Offer Letter, Mr. Moses will receive an annual base salary of $495,000 and will be eligible to receive an annual performance-based bonus award of 80% of his annual base salary.

The Offer Letter provides that Mr. Moses will be granted 160,000 restricted shares of the Company’s common stock under the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “2007 Stock Plan”), such restricted shares to vest over a four-year period at a rate of 25% on the first anniversary of the date of grant and quarterly thereafter.

Severance Agreement

In connection with the commencement of Mr. Moses’ employment with the Company on April 22, 2013, the Company entered into a Severance Agreement (the “Agreement”) with Mr. Moses. Pursuant to the terms of the Agreement, if Mr. Moses’ employment is terminated by the Company without cause or by Mr. Moses for good reason, the Company will be required to pay Mr. Moses an amount equal to 100% of his then-current annual base salary and his then-current bonus target amount, such amount payable in twelve equal monthly installments in arrears commencing on the release effective date as defined in the Agreement. In addition, in the event of such termination without cause or if Mr. Moses terminates for good reason, then to the extent Mr. Moses holds any equity awards subject to future performance vesting under the 2007 Stock Plan or any subsequent stock plan of the Company, such performance-based equity awards shall remain in effect for a period of six months following Mr. Moses’ termination and Mr. Moses will vest with respect to such performance-based equity awards if such performance-based vesting criteria are achieved within six (6) months from the date of his termination. In the event that any such performance-based equity awards that vest during the six-month period includes performance-based options, Mr. Moses will have three (3) months from the date of being notified of the vesting of such performance-based options to exercise such options. At the end of such three (3) month period, such options shall terminate. In the event that Mr. Moses has any equity awards that vest based on time, if the Company terminates Mr. Moses without cause or if Mr. Moses terminates for good reason, then the vesting of such time-based equity awards shall be accelerated by six months as of the date of such termination and Mr. Moses shall have three months from the termination date to exercise any such time-based equity awards that are stock options.

In addition, the Company will be required to pay Mr. Moses all accrued but unpaid base salary, vacation pay and reasonable and necessary expenses incurred by Mr. Moses on behalf of the Company prior to the termination date, payable on the date of termination. Upon such a termination, and for a period of twelve months following the termination date, the Company will also be required to maintain, on the same terms, any benefits that Mr. Moses was receiving from the Company as of the termination date. If it is not permissible for the Company to continue coverage of Mr. Moses under any insurance plans, the Company will be required to pay Mr. Moses such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis.

Pursuant to the Agreement, in the event of a change of control of the Company in which the Company is valued at equal to or greater than $75 million, 100% of equity awards granted to Mr. Moses that are subject to future vesting will become immediately vested and/or exercisable on the closing of such event.

Under the Agreement, “good reason” includes:

•	a substantial reduction in Mr. Moses’ then current base salary, without his consent; or

•

material and continuing diminution of Mr. Moses’ title or responsibilities, duties and authority in the operation and management of the Company as compared to such title and responsibilities, duties and authority on the effective date of the Agreement, without his consent.

Under the Agreement, “cause” includes:

•	a willful failure to perform, or gross negligence in the performance of, Mr. Moses’ duties for the Company or any of its affiliates;

•	a knowing and material breach by Mr. Moses of any obligation to the Company or any of its affiliates with respect to confidential information, non-competition, non-solicitation or the like;

•	Mr. Moses’ breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to the Company or any of its affiliates; or

•	Mr. Moses’ conviction or plea of nolo contendere to, a felony or any other crime involving moral turpitude.

A “change of control” is defined under the Agreement to include:

•	the sale of all or substantially all of the Company’s assets or its issued and outstanding capital stock; or

•

a merger or consolidation involving the Company in which its stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

There is no agreement or understanding between Mr. Moses and any other person pursuant to which he was appointed as Chief Financial Officer of the Company, nor is there any family relationship between Mr. Moses and any of the Company’s directors or other executive officers. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Moses had, or will have, a direct or indirect material interest.

The foregoing description of the Offer Letter and the Agreement is qualified in its entirety by the text of the Offer Letter and the Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: April 23, 2013	By:	/s/ Kevin J. Bligh
Name: Kevin J. Bligh
Title: Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated as of April 18, 2013, between EnerNOC, Inc. and Neal Moses.

10.2	Severance Agreement, dated as of April 22, 2013, by and between EnerNOC, Inc. and Neal Moses.